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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
E.piphany, Inc.

We consent to the incorporation by reference in the registration statement on Form S-8 of E.piphany, Inc. of our report dated September 10, 1999, with respect to the consolidated balance sheets of RightPoint Software, Inc. and subsidiary as of June 30, 1998 and 1999, and the related consolidated statements of operations and comprehensive loss, stockholders' equity, and cash flows for the years then ended, which report appears in the Form 8-K of E.piphany, Inc. dated January 19, 2000.

                                                     /s/ KPMG LLP

Mountain View, California
June 7, 2000